Exhibit 1.01

SMTC Corporation

Conflict Minerals Report

For The Reporting Period January 1 to December 31, 2014

This Conflict Minerals Report (“CMR”) has been prepared by SMTC Corporation (herein referred to, alternatively, as “SMTC Corporation,” “we”, “us” and “our”). This CMR for the reporting period January 1 to December 31, 2014 is presented to comply with the final conflict minerals implementing rules (“Final Rules”) promulgated by the Securities and Exchange Commission (“SEC”), as modified by SEC guidance issued on April 29, 2014 and the SEC order issued on May 2, 2014. The Final Rules were adopted by the SEC to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as codified in Section 13(p) of the Securities Exchange Act of 1934. The Final Rules impose certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten and gold.

To comply with the Final Rules, we conducted due diligence on the origin, source and chain of custody of the conflict minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture the “Covered Products” to ascertain whether these conflict minerals originated in the Democratic Republic of Congo or an adjoining country (collectively, “Covered Countries”) and financed or benefited armed groups (as defined in Section 1, Item 1.01(d)(2) of Form SD) in any of these countries and whether any of the conflict minerals may be from recycled or scrap sources.

Pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, SMTC Corporation is not required to describe any of its Covered Products as “DRC conflict free”, “DRC conflict undeterminable” or “having not been found to be ‘DRC conflict free’” (as each such term is defined in Item 1.01(d) of Form SD), and therefore makes no conclusion in this regard in this CMR.  Furthermore, given that SMTC Corporation has not voluntarily elected to describe any of its Covered Products as “DRC conflict free,” an independent private sector audit of the report presented herein has not been conducted.

I.	Company Overview

SMTC Corporation is a mid-tier provider of end-to-end electronics manufacturing services, or EMS, including product design and sustaining engineering services, printed circuit board assembly, or Printed Circuit Board Assemblies (“PCBA”), production, enclosure fabrication, systems integration and comprehensive testing services, configuration to order (“CTO”), build to order (“BTO”) and direct order fulfillment (“DOF”). SMTC has facilities in the United States, Canada, Mexico, and China, with approximately 1,300 full-time employees. SMTC’s services extend over the entire electronic product life cycle from new product development and new products introduction (“NPI”) through to growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services to global original equipment manufacturers, or OEMs, and technology companies primarily within the industrial, networking and computing, communications and medical market sectors.

II.	Product Overview

SMTC’s electronic manufacturing services span the entire electronic product life cycle from the development and introduction of new products through the growth, maturity, and end-of-life phases. We believe that SMTC’s innovative manufacturing services have the capabilities to reduce our customers’ product costs and time-to-market to improve competitiveness. We continuously work with our customers to identify, prioritize and implement opportunities for cost reduction.

SMTC offers three vertically integrated manufacturing streams: enclosures and precision metal fabrication products; PCBA products; and larger-scale systems. For each of these streams, SMTC provides a broad range of end-to-end manufacturing services, from assembly, test, integration and box-build through to system level test, configure-to-order, and end-customer order fulfillment. These core services are complemented with cable assembly, interconnect and value engineering services. SMTC’s three manufacturing streams are vertically integrated to better control quality, lead times and inventory risk and to avoid the “margin stacking” when these services are provided by loosely connected entities. Customers benefit from lower costs, better quality, and shorter lead times.

Our Covered Products.

We identified the following categories of Covered Products:

●	Enclosures and Precision Metal Fabrication Products: We provide custom build metal fabrication, assembly enclosures, cable and harness assemblies
●

PCBA Products: We manufacture printed circuit board assemblies for various consumer and commercial products including audio systems, electronic payment terminals, fuel dispensers and computer and networking modules.

●	Larger-Scale Systems: We manufacture subassemblies utilized in large scale systems used for the production of integrated circuits in the semiconductor industry.

III.	Supply Chain Overview

SMTC delivers supply chain capabilities and solutions that support the total product lifecycle. Our teams work closely with customers’ supply-base partners to integrate the entire supply chain. Our extended supply chain model recognizes the need for collaboration between OEM customers, SMTC and supply partners to ensure overall supply chain optimization, from product design processes, manufacturing, sourcing, order management and fulfillment to transportation and logistics. The end result is greater control over a complex, extended supply chain to help SMTC customers realize flexibility, cost savings, process improvements, and competitive advantages.

IV.	Conflict Minerals Analysis and Reasonable Country of Origin Inquiry

Based upon a review of our products and our reasonable country of origin inquiry (“RCOI”), we have concluded that:

●	Those products identified above under the heading “Our Covered Products” contain conflict minerals that are necessary to the production or functionality of such products; and
●

As of April 16, 2015 suppliers who have responded to our survey indicated a portion of the conflict minerals did originate from the Covered Countries. Please reference table below based on results of the survey received.

Suppliers response	Tantalum	Tin	Gold	Tungsten
Yes	27%	45%	53%	34%
Unknown	24%	23%	42%	50%
No	49%	32%	5%	16%
Total	100%	100%	100%	100%

●	Suppliers who have responded to our survey indicated a portions of 3TG metals coming from recycled or scrap sources were used in the production of covered products as shown in the table below. See “Product Overview” for Covered Products

Suppliers response	Tantalum	Tin	Gold	Tungsten
Yes	3.3%	4%	4.8%	4.1%

After exercising the due diligence described below, SMTC Corporation continues to work with its suppliers to identify the country of origin of the conflict minerals and facilities used to produce the conflict minerals in the Covered Products.

We are therefore required by the Final Rules to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

V.	Design of Due Diligence Measures

SMTC Corporation designed its due diligence with respect to the source and chain of custody of the conflict minerals contained in the Covered Products based on the five-step framework set forth in the Second Edition of the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the supplements thereto (the “OECD Guidance”).

VI.	Due Diligence Measures Performed by SMTC Corporation

SMTC Corporation performed the following due diligence measures in accordance with the OECD Guidance and the Final Rules:

OECD Guidance Step #1: Establish Strong Company Management Systems

●

On November 12, 2012, SMTC Corporation adopted a Conflict Minerals Policy (the “Conflict Minerals Policy”) that sets forth (i) its commitment to complying with the Final Rules, (ii) its expectations of its suppliers regarding supporting SMTC Corporation’s compliance activities, and (iii) its policies and practices with respect to the engagement of suppliers and the implementation of risk mitigation measures. The Conflict Minerals Policy can be found on our website at http://www.smtc.com/PDF/SMTC_Conflict_Minerals_Polic_%202013.pdf

●

The implementation of SMTC Corporation’s RCOI and the conducting of due diligence on the source and chain of custody of SMTC Corporation’s necessary conflict minerals are managed by SMTC Corporation’s Engineering and Quality team. To the extent that concerns or other issues are identified in the supplier data acquisition or engagement processes, these issues and concerns will be addressed first by the responsible individuals within this Engineering and Quality team and reviewed by the VP, Quality and Engineering on a quarterly basis.

●

The Engineering and Quality team members responsible for compliance with our Conflict Minerals Policy and Final Rules (i) have received training regarding conflict minerals compliance and (ii) are required to be familiar with SMTC Corporation’s Conflict Minerals Policy and with SMTC Corporation’s conflict minerals-related processes and procedures.

●	Records of material conflict minerals-related documentation are maintained electronically by SMTC Corporation for a period of five (5) years from the date of creation.

●

All of SMTC Corporation’s existing suppliers have been provided our copy of the Conflict Minerals Policy, and new suppliers will be provided a copy of the Conflict Minerals Policy as part of SMTC Corporation’s standard supplier onboarding process. Subject to each supplier’s position in our supply chain and our relative leverage with respect to such supplier, we will use commercially reasonable efforts to obtain (i) the assent of our suppliers to a policy on conflict minerals consistent with the Conflict Minerals Policy; (ii) the cooperation of such suppliers in providing the information required by the CMRT (as defined below); and (iii) the commitment of such suppliers to promptly update us regarding changes in their sourcing practices and circumstances that impact us by providing us with revised CMRTs.

●

Interested parties can report improper activities in violation of the Conflict Minerals Policy or the Final Rules by reporting such activities to SMTC Conflict Minerals <conflictminerals@smtc.com>. The contact and email address for the grievance mechanism are published on SMTC Corporation’s website at www.smtc.com. All reported activities will be reviewed by the appropriate individuals within SMTC Corporation.

OECD Guidance Step #2: Identify and Assess Risk in the Supply Chain

●

SMTC Corporation requires that its suppliers provide the information required to complete, in all material respects, the Electronic Industry Citizenship Coalition (“EICC”)/Global e-Sustainability Initiative Conflict Minerals Reporting Template (the “CMRT”). The CMRT is designed to provide SMTC Corporation with sufficient information regarding its suppliers’ practices with respect to the sourcing of conflict minerals to enable it to comply with its requirements under the Final Rules. As of January 13, 2013, we started our supplier data acquisition and engagement processes by sending CMRT to our suppliers via the iPoint Conflict Minerals Platform.

●	SMTC Corporation manages the collection of information that is reported on the CMRT by its suppliers using iPoint Conflict Minerals Platform.

●	SMTC Corporation utilizes a series of escalating responses within the iPoint Conflict Minerals Platform to address the failure of a supplier to provide the information required by the CMRT.

OECD Guidance Step #3: Design and Implement a Strategy to Respond to Identified Risks

●

SMTC Corporation determines that there is a reasonable risk that a supplier is sourcing conflict minerals that are directly or indirectly financing or benefiting armed groups as a result of either (i) the supplier data acquisition or engagement processes or (ii) the receipt of information from other sources, SMTC Corporation will apply a series of escalations set forth in its Conflict Minerals Policy.

●

Such escalations range from prompt engagement with our customer to resolve a sourcing issue that involves product from suppliers required by our customer or product from SMTC Corporation’s direct suppliers, to requiring such supplier to implement a risk management plan (which plan may involve, as appropriate, remedial action up to, and including, disengagement from upstream suppliers), to disengagement by SMTC Corporation from the applicable supplier.

OECD Guidance Step #4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The supply chain for the Covered Products is complex, and there are many third parties in the supply chain between our direct supplier and the original sources of the conflict minerals necessary to the Covered Products. In this regard, we do not purchase conflict minerals directly from mines, smelters or refiners. We must therefore rely on our suppliers to provide information regarding the origin of the conflict minerals that are included in the Covered Products. Additionally, we believe that the smelters and refiners of the conflict minerals are best situated to identify the sources of the conflict minerals and have required our suppliers to take steps to identify the applicable smelters and refiners of the conflict minerals in our supply chain. Given that we do not have a direct relationship with the smelters and refiners that process the conflict minerals that are present in our the Covered Products, we rely on the Conflict-Free Sourcing Initiative (the “CFSI”) to conduct third-party audits of smelters and refineries.

OECD Guidance Step #5: Report on Supply Chain Due Diligence

As required by the Final Rules, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2014 calendar year reporting period.

VII.	Smelters or Refineries Identified

As of April 16, 2015 SMTC Corporation’s reasonable country of origin inquiry, involved 1,751 suppliers, representing approximately 45.6% of the suppliers contributing conflict minerals necessary to SMTC Corporation’s products, whom have returned validated completed CMRTs to SMTC Corporation. These suppliers identified the names of 259 recognized smelters or refineries from which they source conflict minerals. Of those smelters, 98 smelters, or approximately 37.8%, have been certified by the CFSI’s Conflict-Free Smelter Program (the “CFSP”). The remainder of the smelters and refineries are not, at this time, certified by the CFSP. With respect to these uncertified smelters and refineries, although we were not able to determine the mines of origin of the conflict minerals sourced from such smelters and refineries, we were able to determine their country locations we surveyed for the 2014 reporting period as compared to 2013 reporting period by requesting the completed CMRT from suppliers and soliciting the country of origin utilizing the iPoint Conflict Minerals Platform (iPCMP).

For 2013 reporting period, 1,627 suppliers, representing approximately 19.3% of the suppliers contributing conflict minerals necessary to SMTC Corporation’s products, whom have returned validated CMRTs to SMTC Corporation. These suppliers identified the names of 103 recognized smelters or refineries from which they source conflict minerals. Of those smelters, 47 smelters, or approximately 45.6%, have been certified by the CFSP.

Overall there has been an 8% increase of suppliers that were added to the database with an increase of 26.3% of suppliers that have returned completed CMRTs to SMTC Corporation. There was a 16.5% increase year over year.

SMTC Corporation utilizes iPCMP to manage suppliers templates and smelters state. iPCMP implements a one-way sync with the CFSI website. The iPCMP Master Smelter List is continuously updated with the current information obtained from CFSI. When CFSI eventually validates these smelters and adds them to their system, iPCMP will automatically map the information and update the smelter status in its master smelter list.

The check mark with and “X” are considered to be conflict free according to iPCMP.

3TG Metal	Standard Smelter Names and Refineries	Smelter Facility Location: Country	CFSI List
Gold (Au)	Advanced Chemical Company	UNITED STATES
Gold (Au)	Aida Chemical Industries Co. Ltd.	JAPAN
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold (Au)	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	X
Gold (Au)	Argor-Heraeus SA	SWITZERLAND	X
Gold (Au)	Asahi Pretec Corporation	JAPAN	X
Gold (Au)	Asaka Riken Co Ltd	JAPAN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	Aurubis AG	GERMANY	X
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold (Au)	Bauer Walser AG	GERMANY
Gold (Au)	Boliden AB	SWEDEN
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY
Gold (Au)	Caridad	MEXICO
Gold (Au)	CCR Refinery – Glencore Canada Corporation	CANADA	X
Gold (Au)	Cendres + Métaux SA	SWITZERLAND
Gold (Au)	China National Gold Group Corporation	CHINA
Gold (Au)	Chugai Mining	JAPAN

Gold (Au)	Colt Refining	UNITED STATES
Gold (Au)	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold (Au)	Do Sung Corporation	KOREA, REPUBLIC OF
Gold (Au)	Doduco	GERMANY
Gold (Au)	Dowa	JAPAN	X
Gold (Au)	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold (Au)	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold (Au)	Guangdong Jinding Gold Limited	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold (Au)	Heimerle + Meule GmbH	GERMANY	X
Gold (Au)	Heraeus Ltd. Hong Kong	HONG KONG	X
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	GERMANY	X
Gold (Au)	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold (Au)	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN	X
Gold (Au)	Istanbul Gold Refinery	TURKEY	X
Gold (Au)	Japan Mint	JAPAN
Gold (Au)	Johnson Matthey Inc	UNITED STATES	X
Gold (Au)	Johnson Matthey Ltd	CANADA	X
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN	X
Gold (Au)	Kazzinc Ltd	KAZAKHSTAN
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES	X
Gold (Au)	Kojima Chemicals Co., Ltd	JAPAN	X
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold (Au)	L' azurde Company For Jewelry	SAUDI ARABIA
Gold (Au)	Lingbao Gold Company Limited	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold (Au)	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	X
Gold (Au)	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold (Au)	Materion	UNITED STATES	X
Gold (Au)	Metalor Technologies (Hong Kong) Ltd	HONG KONG

Gold (Au)	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	X
Gold (Au)	Metalor Technologies SA	SWITZERLAND	X
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES	X
Gold (Au)	Met-Mex Peñoles, S.A.	MEXICO
Gold (Au)	Mitsubishi Materials Corporation	JAPAN	X
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold (Au)	Nihon Material Co. LTD	JAPAN	X
Gold (Au)	Ohura Precious Metal Industry Co., Ltd	JAPAN	X
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold (Au)	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold (Au)	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold (Au)	PX Précinox SA	SWITZERLAND
Gold (Au)	Rand Refinery (Pty) Ltd	SOUTH AFRICA	X
Gold (Au)	Republic Metals Corporation	UNITED STATES	X
Gold (Au)	Royal Canadian Mint	CANADA	X
Gold (Au)	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold (Au)	SEMPSA Joyería Platería SA	SPAIN	X
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN	X
Gold (Au)	So Accurate Group, Inc.	UNITED STATES
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN	X
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN	X
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN	X
Gold (Au)	The Great Wall Gold and Silver Refinery of China	CHINA
Gold (Au)	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold (Au)	Tokuriki Honten Co., Ltd	JAPAN	X
Gold (Au)	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold (Au)	Torecom	KOREA, REPUBLIC OF

Gold (Au)	Umicore Brasil Ltda	BRAZIL	X
Gold (Au)	Umicore Precious Metals Thailand	THAILAND	X
Gold (Au)	Umicore SA Business Unit Precious Metals Refining	BELGIUM	X
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES	X
Gold (Au)	Valcambi SA	SWITZERLAND	X
Gold (Au)	Western Australian Mint trading as The Perth Mint	AUSTRALIA	X
Gold (Au)	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold (Au)	Yokohama Metal Co Ltd	JAPAN
Gold (Au)	Yunnan Copper Industry Co Ltd	CHINA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold (Au)	Zijin Mining Group Co. Ltd	CHINA
Gold (Au)	Chimet S.p.A.	ITALY	X
Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN	X
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN	X
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN	X
Gold (Au)	Ohio Precious Metals, LLC	UNITED STATES	X
Gold (Au)	PAMP SA	SWITZERLAND	X
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN	X
Gold (Au)	Jiangxi Copper Company Limited	CHINA
Gold (Au)	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold (Au)	Sabin Metal Corp.	UNITED STATES
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold (Au)	Schone Edelmetaal	NETHERLANDS
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tantalum (Ta)	Conghua Tantalum and Niobium Smeltry	CHINA	X
Tantalum (Ta)	Duoluoshan	CHINA	X
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA	X
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	X
Tantalum (Ta)	H.C. Starck Co., Ltd.	THAILAND
Tantalum (Ta)	H.C. Starck GmbH Goslar	GERMANY

Tantalum (Ta)	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES
Tantalum (Ta)	H.C. Starck Ltd.	JAPAN
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	X
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	X
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA	X
Tantalum (Ta)	KEMET Blue Metals	MEXICO
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES	X
Tantalum (Ta)	King-Tan Tantalum Industry Ltd	CHINA
Tantalum (Ta)	Metallurgical Products India (Pvt.) Ltd.	INDIA	X
Tantalum (Ta)	Mineração Taboca S.A.	BRAZIL	X
Tantalum (Ta)	Mitsui Mining & Smelting	JAPAN	X
Tantalum (Ta)	Molycorp Silmet A.S.	ESTONIA	X
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	X
Tantalum (Ta)	Plansee SE Liezen	AUSTRIA
Tantalum (Ta)	Plansee SE Reutte	AUSTRIA
Tantalum (Ta)	QuantumClean	UNITED STATES	X
Tantalum (Ta)	RFH Tantalum Smeltry Co., Ltd	CHINA	X
Tantalum (Ta)	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	X
Tantalum (Ta)	Taki Chemicals	JAPAN	X
Tantalum (Ta)	Telex	UNITED STATES	X
Tantalum (Ta)	Ulba	KAZAKHSTAN	X
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	X
Tantalum (Ta)	Zhuzhou Cement Carbide	CHINA	X
Tantalum (Ta)	Exotech Inc.	UNITED STATES	X
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN	X
Tantalum (Ta)	Hi-Temp	UNITED STATES	X
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL	X

Tantalum (Ta)	Plansee SE Liezen	AUSTRIA	X
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	X
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tin (Sn)	China Rare Metal Materials Company	CHINA
Tin (Sn)	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin (Sn)	Cooper Santa	BRAZIL
Tin (Sn)	CV Gita Pesona	INDONESIA
Tin (Sn)	CV Makmur Jaya	INDONESIA
Tin (Sn)	CV Nurjanah	INDONESIA
Tin (Sn)	CV Serumpun Sebalai	INDONESIA
Tin (Sn)	CV United Smelting	INDONESIA	X
Tin (Sn)	EM Vinto	BOLIVIA
Tin (Sn)	Estanho de Rondônia S.A.	BRAZIL
Tin (Sn)	Fenix Metals	POLAND
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	X
Tin (Sn)	Gejiu Zi-Li	CHINA
Tin (Sn)	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin (Sn)	Jiangxi Nanshan	CHINA
Tin (Sn)	Linwu Xianggui Smelter Co	CHINA
Tin (Sn)	Magnu's Minerais Metais e Ligas LTDA	BRAZIL	X
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA	X
Tin (Sn)	Melt Metais e Ligas S/A	BRAZIL
Tin (Sn)	Metallo Chimique	BELGIUM
Tin (Sn)	Minsur	PERU
Tin (Sn)	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin (Sn)	OMSA	BOLIVIA	X
Tin (Sn)	PT Alam Lestari Kencana	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA
Tin (Sn)	PT Bangka Putra Karya	INDONESIA

Tin (Sn)	PT Bangka Tin Industry	INDONESIA	X
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA
Tin (Sn)	PT BilliTin Makmur Lestari	INDONESIA
Tin (Sn)	PT Bukit Timah	INDONESIA	X
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA
Tin (Sn)	PT Fang Di MulTindo	INDONESIA
Tin (Sn)	PT HP Metals Indonesia	INDONESIA
Tin (Sn)	PT Inti Stania Prima	INDONESIA
Tin (Sn)	PT Karimun Mining	INDONESIA
Tin (Sn)	PT Koba Tin	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA
Tin (Sn)	PT Panca Mega Persada	INDONESIA
Tin (Sn)	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin (Sn)	PT Prima Timah Utama	INDONESIA
Tin (Sn)	PT REFINED BANGKA TIN	INDONESIA	X
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA
Tin (Sn)	PT Seirama Tin investment	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA	X
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA
Tin (Sn)	PT Supra Sukses Trinusa	INDONESIA
Tin (Sn)	PT Tambang Timah	INDONESIA	X
Tin (Sn)	PT Timah (Persero), Tbk	INDONESIA	X
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA
Tin (Sn)	PT Tommy Utama	INDONESIA
Tin (Sn)	PT Wahana Parkit Jaya	INDONESIA
Tin (Sn)	PT Yinchendo Mining Industry	INDONESIA
Tin (Sn)	Soft Metais, Ltda.	BRAZIL
Tin (Sn)	Thaisarco	THAILAND	X
Tin (Sn)	White Solder Metalurgia e Mineração Ltda.	BRAZIL	X
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin (Sn)	Yunnan Tin Company, Ltd.	CHINA
Tin (Sn)	Alpha	UNITED STATES	X
Tin (Sn)	Yunnan Tin Company, Ltd.	CHINA	X
Tin (Sn)	China Tin Group Co., Ltd.	CHINA
Tin (Sn)	CV JusTindo	INDONESIA
Tin (Sn)	Rui Da Hung	TAIWAN
Tungsten (W)	A.L.M.T. Corp.	JAPAN
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	X
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES	X
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten (W)	H.C. Starck GmbH	GERMANY
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	X
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten (W)	Kennametal Fallon	UNITED STATES
Tungsten (W)	Kennametal Huntsville	UNITED STATES
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA	X
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten (W)	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten (W)	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	X
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	X
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA	X
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	X
Tungsten (W)	H.C. Starck GmbH	GERMANY
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA	X

VIII.	Steps to Mitigate Risk

SMTC Corporation intends to take the following steps to mitigate the risk that its necessary conflict minerals directly or indirectly finance or benefit armed groups:

●

Continue to engage with suppliers to increase the number of returned CMRTs to decrease the number of incidents where no response is given in a CMRT, to obtain other information required to complete, in all material respects, the CMRT;

●	Encourage the development of supplier capabilities to perform conflict-minerals related due diligence by the implementation of risk mitigation measures, as appropriate; and

●	Provide ongoing training to applicable SMTC Corporation personnel regarding emerging best practices and other relevant topics for conflict minerals compliance.